BANDAG, INCORPORATED AND SUBSIDIARIES
                                                                   Exhibit 11

   COMPUTATION OF EARNINGS PER SHARE

                                     For the Three Months  For the Six Months
                                        Ended June, 30       Ended June 30,
                                         1994      1993      1994      1993
                                      (In thousands except per share data)

    Net earnings per common and
      common equivalent share:
     Weighted average number of
      shares of Common Stock,
      Class A Common Stock and
      Class B Common Stock
      outstanding                        26,994    27,292    27,052    27,292
     Additional shares assuming
      exercise of dilutive stock
      options - based on treasury
      stock method using average
      market price                          112       113       112       114
                                       --------  --------  --------  --------

    AVERAGE NUMBER OF COMMON AND
     COMMON EQUIVALENT SHARES            27,106    27,405    27,164    27,406
                                         ======    ======    ======    ======

    Net earnings                        $21,645   $19,266   $37,076   $33,164
                                        =======   =======   =======   =======

    Net earnings per common and
     common equivalent share               0.79     $0.70     $1.36     $1.21
                                         ======   =======   =======   =======

    Net earnings per common share
     assuming full dilution:
     Weighted average shares
      outstanding                        26,994    27,292    27,052    27,292
     Additional shares assuming
      exercise of dilutive stock
      options - based on the
      treasury stock method using
      the month-end price if
      higher than the average
      market price                          105       113       105       114
                                        -------   -------   -------    ------
    FULLY-DILUTED AVERAGE NUMBER
     OF COMMON AND COMMON
     EQUIVALENT SHARES                   27,099    27,405    27,157    27,406
                                       ========  ========  ========  ========

    Net earnings                        $21,645   $19,266   $37,076   $33,164
                                        =======   =======   =======   =======

    Net earnings per common and
     common equivalent share              $0.80     $0.70     $1.37     $1.21
                                       ========   =======   =======   =======